EXHIBIT 23




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in Registration Statement No.
333-20137 of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Capital Trust II and Merrill Lynch Preferred Funding II, L.P. on Form S-3 of our reports dated March 24, 2006, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust II and Merrill Lynch Preferred Funding II, L.P. for the year ended December 30, 2005.

/s/  Deloitte & Touche LLP

New York, New York
March 24, 2006